exhibit 99

                     SUPPLEMENTAL INFORMATION



THE FOLLOWING ITEMS WILL BE MAILED TO OUR SHAREHOLDERS:

1.  Letter from the Chairman & CEO.

2.  Selected Financial Information.

3.  Audited Financial Statements with Accountants Report
    (incorporated by reference into Item 8 of this report).

4.  Notice of Annual Shareholders' Meeting.

5.  Proxy .


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March 31, 1998


To our shareholders:



     The Company had earnings of $5,226,000 for the year ended December 31, 1997, with an ROA of 1.13% and ROE of 10.55%. Total assets at December 31, 1997 were $492,892,000. Total shareholders' equity was $50,603,000 at December 31, 1997, a book value of $12.58 per share of common stock outstanding, with an equity to total assets ratio of 10.27%. Total dividends paid for the year were $.36 cents per share.

     Our Company continues to use a conservative approach to doing business through our underwriting practices and philosophy. Loan loss reserves at December 31, 1997 were $6,984,000 representing a ratio of reserves to loans net of unearned income of 2.20%. Our reserves were 6.86 times greater than the $1,018,000 of nonperforming assets at December 31, 1997.

      Our bank subsidiary, Hardwick Bank & Trust Company is celebrating its 125TH year of doing business in the Northwest Georgia area and our commitment is to serve the communities in which we live and work. Data processing systems may be affected in the year 2000, because of most programs having a two digit field for the year instead of a four digit field; therefore, creating a problem with differentiating between year 2000 and 1900. Our Company has developed a plan to assure that we will be prepared for processing in the year 2000 which entails expenditures for hardware, software and both inside and outside personnel costs. This is in continuation of our commitment to maintain state-of-art delivery systems for our customers.

     Our Company serves Bartow, Gordon, Whitfield and surrounding counties, which our staff, management and the Board of Directors believes to be one of the most progressive areas within the growing Southeast Region of our country. It is our intention to be an active participant within our market area and to maximize the return on your investment in the Company.




/s/ Kenneth E. Boring
Kenneth E. Boring, Chairman & CEO

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                     Hardwick Holding Company
                         Hardwick Square
                       Post Office Box 1367
                   Dalton, Georgia  30722-1367


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held April 20, 1998

     The annual meeting of the shareholders of Hardwick Holding Company (the "Company") will be held on Monday, April 20,1998, at 4:00 p.m. Dalton, Georgia time, at the Northwest Georgia Trade and Convention Center, Room A-3, 2211 Dug Gap Battle Road, Dalton, Georgia 30720, for the purpose of considering and voting upon:

     1. The election of (11) directors to constitute the Board of Directors and to serve until the next annual meeting and until their successors are elected and qualified.

     2. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business March 31, 1998, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A proxy solicited by the Board of Directors is enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

                              By Order of the Board of Directors


                              /s/ Michael Robinson
                              Michael Robinson, Secretary


Dalton, Georgia
March 31, 1998


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                              PROXY

                     HARDWICK HOLDING COMPANY
                         Dalton, Georgia


WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, EXCEPT TO THE EXTENT AUTHORITY TO DO SO IS WITHHELD AS TO ANY ONE OR MORE DIRECTORS.

     The undersigned shareholders of Hardwick Holding Company (the "Company") hereby appoints Kenneth E. Boring and James M. Boring, Jr., or either of them with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the annual meeting of shareholders to be held on April 20, 1998 and any adjournment thereof.

          (a)  THE ELECTION OF DIRECTORS

          _____ For all nominees listed below (except as marked to the contrary below).

          _____ WITHHOLD AUTHORITY to vote for all nominees listed below.


Thomas H. Bond                     Leon M. Ham III

James M. Boring, Jr.               David J. Lance

Kenneth E. Boring                  Marshall R. Mauldin

Wayne R. Broaddus                  Norman McCoy

Robert M. Chandler                 Michael Robinson

Richard R. Cheatham


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Hardwick Holding Company
Proxy-Annual Meeting
April 20, 1998
Page two



               (b) IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting and any adjournment thereof.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
PROPOSALS AS STATED ABOVE.

Please date and sign this Proxy exactly as your name appears below:

Dated: __________________,1998

____________________________

____________________________